                                                                   EXHIBIT 12(A)

                        ITT CORPORATION AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                     PREFERRED DIVIDEND REQUIREMENTS OF ITT

                             (MILLIONS OF DOLLARS)

                                                                               NINE MONTHS
                                                                                  ENDED
                                                                              SEPTEMBER 30,
                                                                             ---------------
                                                                             1995       1994
                                                                             ----       ----
Earnings:
Income from continuing operations..........................................  $ 37       $118
Add:
  Adjustment for distributions in excess of undistributed equity earnings
     and losses............................................................     1         --
  Income taxes.............................................................    45        100
  Amortization of interest capitalized.....................................    --          3
                                                                             -----      -----
                                                                               83        221
                                                                             -----      -----
Fixed Charges:
  Interest and other financial charges.....................................   124         85
  Interest factor attributable to rentals..................................    17         18
                                                                             -----      -----
                                                                              141        103
                                                                             -----      -----
Earnings, as adjusted, from continuing operations..........................  $224       $324
                                                                             =====      =====
Fixed Charges:
  Fixed charges above......................................................  $141       $103
  Interest capitalized.....................................................     2          5
                                                                             -----      -----
  Total fixed charges......................................................   143        108
Dividends on preferred stock of ITT (pre-income tax basis).................    24         36
                                                                             -----      -----
  Total fixed charges and preferred dividend requirements..................  $167       $144
                                                                             =====      =====
Ratios:
  Earnings, as adjusted, from continuing operations to total fixed
     charges...............................................................  1.57       3.00
                                                                             =====      =====
  Earnings, as adjusted, from continuing operations to total fixed charges
     and preferred dividend requirements of ITT............................  1.34       2.25
                                                                             =====      =====

---------------
Notes:

a) The adjustment for distributions in excess of undistributed equity earnings and losses represents the adjustment to income for distributions in excess of undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

b) The interest factor attributable to rentals was computed by calculating the estimated present value of all long-term rental commitments and applying the approximate weighted average interest rate inherent in the lease obligations and adding thereto the interest element assumed in short-term cancelable and contingent rentals excluded from the commitment data but included in rental expense.

c) The dividend requirements on preferred stock of ITT have been determined by adding to the total preferred dividends an allowance for income taxes, calculated on the effective income tax rate.

                                       17